Exhibit 99.1

Great Elm Capital Corp. (“GECC”) Declares $0.10 Per Common Share Special Cash Distribution

WALTHAM, Mass., December 12, 2023 – Great Elm Capital Corp. (the “Company” or “GECC”), (NASDAQ: GECC), a business development company, today is pleased to declare a special cash distribution of $0.10 per common share (the “Special Distribution”). The Special Distribution will be payable on January 12, 2024 to stockholders of record as of December 29, 2023.

“We are very pleased to be able to deliver a special cash distribution of $0.10 per common share to stockholders,” said Matt Kaplan, GECC’s Chief Executive Officer. “This special distribution is attributable to our portfolio’s strong performance throughout 2023, including our net investment income exceeding our regular quarterly distribution for each of the first three quarters of the year, and underscores our unwavering commitment to maximizing shareholder value.”

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

Source: Great Elm Capital Corp.